Exhibit 99.1

BUSINESS OF AIROBOTICS AND CERTAIN INFORMATION ABOUT AIROBOTICS

Overview

Airobotics was incorporated and registered in Israel on August 5, 2014, as a private limited liability company under the name Airobotics Ltd. Airobotics is currently a public company in Israel whose ordinary shares are listed for trading on the Tel Aviv Stock Exchange.

Airobotics’ Field of Operations

Airobotics offers critical information, business intelligence and situational awareness to customers in commercial, government and defense markets for use in supporting applications including public safety, homeland security, construction project management, industrial inspection and field area monitoring. Airobotics provides these data-centric services via the processing and analyzing of data and information collected aerially through the operation of the Airobotics System, an autonomous drone platform. The Airobotics System is an end-to-end platform installed at a customer location that can offer continuous collection and analysis of valuable data and information meeting customer requirements. The operation of the Airobotics System does not require on-the-ground human intervention due to the autonomous capability and high degree of reliability.

For the purposes of executing safe, autonomous drone operations, Airobotics has developed and integrated a wide variety of technological solutions required to execute all stages of autonomous flights, including flight planning, pre-flight testing, takeoff, flight in space, reverse transmission and remote UAV control, automatic landing, robotic replacement capability for batteries, payloads and sensors, tool cleaning, security, docking station climate control, and autonomous safety systems.

The various components and subsystem technologies of the Airobotics System are fully integrated so that the system can optimally capture information through different integrated payloads which include real-time video, high resolution optical and thermal imagery, and LIDAR sensors. Robotic arms within the system allow for the swapping of batteries, payloads and sensors on the drone, supporting the continuous operation and 24x7 availability for customer operations, as well for a variety of use cases from a single system. The data collected via the aerial drones is securely integrated into customer cloud or on premises environments, according to customer needs. Access to processed information and data analytics are provided to customers via a proprietary customer data portal and user interface known as INSIGHTFUL.

The Airobotics System consists of the following key elements, which are seamlessly integrated and delivered to customers:

The Optimus UAV and Airbase Docking Station

Airobotics offers the Airobotics System, an end-to-end fully autonomous drone-in-a-box platform, consisting of the Optimus UAV, the Airbase docking station, a variety of payloads or sensors for data collection, related communications system for drone navigation and data backhaul for cloud integration, batteries, climate navigation and control.

All actions required to collect data and information is done via the drone and the selected payload, in a safe, autonomous and reliable manner under a wide variety of environments including extreme weather conditions. The Optimus drone takes off and lands through the designated docking station which does not require any human touch or human intervention making the collection of information accessible and reducing the risk of human error.

The Airbase docking station includes a smart robotic arm that can autonomously replace batteries and UAVs. The docking station includes ten rechargeable batteries and can effectively manage the batteries lifecycle while also maximizing the duration of drone flight operations. In addition, the docking station can contain up to nine different payload sensors and UAVs, thus enabling the collection of a wide variety of commercial data.

The Optimus System is capable of “station hopping,” enabling the drone to autonomously land in a docking station that was not necessarily the station it took off from. One Optimus System can simultaneously serve several customers that are within the flight range of the docking station.

INSIGHTFUL Platform

Airobotics customers access the critical information, business intelligence and situational awareness provided by the Airobotics System via the internally developed INSIGHTFUL platform. INSIGHTFUL is the designated customer data portal and user interface which makes the information collected via the Optimus UAV accessible according to time and location. Key features of the INSIGHTFUL platform include the capability of viewing both real-time and on-demand video. A library of data analytics can also be accessed and the output from these reports can be stored and catalogued and displayed on an interactive map.

The Airobotics System has undergone extensive internal testing and real-world testing via customer trials. Airobotics believes its system has best-in-class reliability as evidenced by one customer pilot program that had a six-month duration where the Airobotics System was conducting its operations for 24x7 over a high population density environment. In addition, Airobotics has worked closely with civil aviation authorities in various countries including Israel, the U.S., and Singapore, where Airobotics currently operates. Airobotics is in the advanced stages of FAA Type Certification (“TC”) of the Optimus UAV in the United States. Successful completion of the TC process will allow for the operations of the Airobotics System urban environments with flights over people in the United States. Airobotics expects to be one of the first small UAS providers to receive this certification in the U.S.

Marketing and Distributions

Airobotics’ markets its autonomous drone platform to customers either through a direct sales model, or via a subscription service. Direct sales of Airobotics System are generally preferred by government and defense customers. Direct sales typically come with recurring systems maintenance programs which provide revenue over the life of the installed system.

Subscription services typically are preferred by commercial customers and for smart city applications, where multiple customers can contract for drone services. Subscription services typically have an upfront fee and an agreed upon monthly subscription fee. In certain applications, multiple customers can be engaged for services from a single system or from a network of installed Airobotics Systems across a city or region.

Manufacturing and Suppliers

The main raw materials used by Airobotics are materials used to manufacture UAV’s and docking stations and electronic components used, inter alia¸ to manufacture payloads and sensors. Available raw materials are purchased from supplies in Israel and overseas.

Airobotics manufactures a part of the Airobotics System (UAVs, payloads and sensors) itself, when some of the elements used to manufacture the Airobotics System (docking station, electric panels, battery compartments, parachute, flight control and cloud service) are purchased from external suppliers, when some are shelf products and others are products which are adjusted, and changes are made in accordance with Airobotics’ needs.

Airobotics has several supplies to purchases these components. The engagements between Airobotics and the suppliers are made through a uniform engagement which collects the terms of purchase whereby, inter alia, the suppliers undertake to Airobotics to maintain its intellectual property rights, indemnification of Airobotics from third party actions and providing warranty for the raw materials and products for a period of up to two years from the delivery date. In addition, some of the suppliers engaged with Airobotics in framework agreements with similar terms to the foregoing engagement form.

Airobotics does not have any exclusive agreements with any of its suppliers.

According to Airobotics’ assessment, it does not depend on any of its suppliers. It is noted that with respect to some of the suppliers, to the extent that Airobotics will have to replace any supplier, Airobotics may incur additional one-time costs, which according to Airobotics’ assessment are not material and can extend the production pace of the Airobotics System for a certain period of time which is immaterial according to Airobotics’ assessments.

Competition

The increase in the demand for critical data solutions in commercial markets and smart city applications, combined with technical advances in the UAS technology ecosystem in recent years has supported increased levels of competition in terms of the number of competitors in the UAS markets Airobotics targets. Notwithstanding, to the best of Airobotics’ knowledge, most of these competitors do not provide any end-to-end service and/or do not provide or the level of autonomous functionality, as provided by Airobotics, but rather provide a portion of the services and/or services and require high levels of human intervention in the field to support flight operations.

Airobotics believes that the Airobotics System and its unique end-to-end capabilities has significant competitive advantages differentiating the products and services it offers to customers, with the primary advantages as follows:

•        The ability to reliably conduct autonomous missions which include landing at the Airbase docking station in extreme weather conditions with no on-the-ground human support and thus provide solutions for collecting information and data continuously, and at a high level of quality, reliability, efficiency and accuracy;

•        The Airobotics System’s reliability is essential due to the required aviation safety and the need to operate in the field continuously on a daily basis. The Airobotics System’s reliability has been extensively tested by a large number of laboratory and field trials, including with customers in real world environments;

•        The ability to automatically replace a battery, between flights, thus maintaining a sequence of activities, of up to 27 flights a day, when the duration of each flight is about 40 minutes, and the average time between landing and take-off time is about 3.5 minutes;

•        The ability to automatically replace a payload and sensor and serve as a multi-functional tool. This unique ability of the Airobotics System enables the increased profit potential by collecting wide variety of data, information and business intelligence, ranging from real-time video to high resolution images and LIDAR data;

•        The ability to interface relatively easily to a large number of payloads and sensors;

•        Extensive experience in the field (including in extreme environmental conditions) and the number of flight hours Airobotics has accumulated over tens of thousands of cumulative flights;

•        The ability to cover an area of over 80 square kilometers from one Airbase docking station; and

•        Full automation of Airobotics’ Systems, commencing with the collection of information, uploading storing data to the cloud and the INSIGHTFUL system, which enables, inter alia, the provision of critical information, business intelligence and situational awareness to customers in commercial, government and defense markets.

Customers

Airobotics operates mainly in Israel and the United Arab Emirates and has an active customer pipeline in Singapore and the United States and intends to increase its activities in these and additional geographic regions. Airobotics has extensive experience with customers in these countries across the industrial sectors, including mining and oil & gas, as well as in government and defense markets for homeland security, public safety and smart city applications.

Airobotics has a strong pipeline of potential customer activity focused on government customers in homeland security, public safety and smart city applications, in addition to customer activity in commercial markets for inspection and monitoring of critical facilities and equipment and for the monitoring of large-scale construction projects. Active customers with installed Airobotics Systems include a large defense contractor in Israel, a UAE government agency for homeland security application, and a large global semiconductor producer who is using the platform to manage the construction of large-scale semiconductor fab facilities. Airobotics believes that these customers plan to expand their installations of Airobotics Systems.

During the year ended December 31, 2021, one customer contributed ten percent (10%) or more of Airobotics’ revenue as follows: SJ Defence Services PteLtd. (“SJG”) -86%. During the year ended December 31, 2020, two customers contributed ten percent (10%) or more of Airobotics’ revenue as follows: SJG — 63% and Customer “A” — 15%.

Intellectual Property

Airobotics’ believes that the patents they hold are of significant importance to its operations and situates Airobotics as a key player in its field and grants it a competitive edge over its competitors with respect to the technological abilities of the Airobotics System.

Airobotics has several patents and patent applications at different examination levels, in different countries where Airobotics operates or is interested in operating, as set forth below:(1)

Name of the Patent	Description of the Patent	Rights in the Patent	Registration of the Rights	Registration Status(2)	Countries/ Continents where Submitted	Anticipated Expiration Date
LANDING AND CHARGING SYSTEM FOR DRONES	Automatic navigation system to land the drone in the docking station and autonomous charging comprised of several necessary tiers for re-landing, accuracy and liability in a precise location.	100% ownership by Airobotics	January 28, 2016	Granted	USA	January 28, 2036
				Granted	Australia
				Granted	Singapore
				Granted	South Africa
		—	—	Pending	Europe	—
		—	—	Pending	Israel	—
CENTERING AND LANDING PLATFORM FOR HOVERING FLYING VEHICLES	Centering landing platforms for drones, including a retractable border element that connects to the drone through a mechanic mechanism and magnet.	—	—	Abandoned	USA	—
		100% ownership by Airobotics	May 19, 2016	Granted	South Africa	May 19, 2036
		—	—	Pending	Australia	—
		—	—	Pending	Europe	—
		—	—	Pending	Israel	—
PAYLOAD EXCHANGE FACILITATING CONNECTOR	Autonomous connector to the battery replacement, suitable for the drone and docking station, including a battery, Sensor and other relevant item.	100% ownership by Airobotics	June 20, 2016	Granted	Israel	June 20, 2036
		—	—	Abandoned	USA	—
		—	—	Await	Australia	—
		—	—	Abandoned	Singapore	—
POSITIONING AND LOCKING SYSTEM AND METHOD FOR UNMANNED VEHICLES	Final centering ability composed of an automatic positioning and security system and method for unmanned vehicles which is used for a variety of land and air vehicles, for examples, cars and drones.	—	—	Abandoned	Australia	—
		—	—	Abandoned	USA	—
		—	—	Abandoned	Singapore	—

____________

(1)      It is noted that as of the date of this report, Airobotics is not active in South Africa and Australia.

(2)      Await — indicating that an application was filed, and its examination has not yet commenced in the country; Pending — indicating an application whose examination commenced however was not yet concluded in the country; Granted — indicating that an application was accepted and the patent with respect thereof was granted.

Restrictions and Supervision of Airobotics’ Operations

Airobotics’ operations are subject to restrictions and supervision according to aviation regulations (aviation production protocol, operation protocol and installation of automatic UAV systems and safety), in each area that it operates.

Airobotics is required to receive permits and licenses from the Civil Aviation Authority in every country that it operates, according to the provisions of the law in each country, CAAI in Israel, CAAS in Singapore, and FAA in the United States). Every permit and license are subject to compliance with the specific restrictions set forth therein, and is limited in time.

The Israeli regulator responsible for Airobotics’ export activities is DECA.

In addition, Airobotics’ activities meet the requirements of International Standard, ISO 9001, relating to quality security and quality control, which is in effect until June 4, 2023.

The current types of permits and licenses in the field of aviation for Mini UAVs are restricted, inter alia, with respect to time, the type of aircraft, the nature of the activities and the permissible flight area.

Airobotics must submit a specific and designated application with respect to every site. The processing time lasts several months, and the approval received is limited, inter alia, with respect to term, permissible flight area including height restrictions and additional restrictions in accordance with each task.

To the best of Airobotics’ knowledge it has all the requisite permits and licenses for its operations and for the provision of services to its customers.

Permanent TC Approval — United States

Airobotics is cooperating with the Federal Aviation Authority of the United State (FAA) to receive a permanent TC approval for UAVs and receive this approval for the drone and Airobotics System manufactured by Airobotics, similar to approvals granted to manned aircrafts. The TC certificate shall grant Airobotics the ability to fly over people in urban and settled areas, without having to receive any prior authorization (in contract to the current state where it is required to receive a specific approval for every flight or operation) and without a commanding pilot with eyes contact (BVLOS — Beyond Visual Line of Sight) according to the operation approval.

In order to receive the permanent approval, Airobotics must prove the safety and reliability of the Airobotics System, in accordance with the FAA definition, the complexity, inter alia, the integration of accumulated flight hours and demonstration abilities in standard and extreme situations along with the approval of the operating and maintenance procedures, approval of the engineering design of the systems and compatibility of the systems actually manufactured according to the approved engineering design definitions.

According to Airobotics’ assessments, the process is in final stages. In order to complete the process and receive a permanent approval, the FAA must complete the arrangement process for the criteria of the airworthiness of the Airobotics System and noise tests. This process includes the publication of criteria in the Federal Register for public reaction and thereafter final publication, and is not in Airobotics’ control. The publication of the criteria for airworthiness was published and the criteria for the noise tests was not published yet.

To the best of Airobotics’ knowledge, Airobotics has completed all major stages of the process. Airobotics believes that when the process of regulating the noise test criterion is completed, and after its final publication in the Federal Register, as required by law the certificate will be issued.

Receipt of the TC approval will allow Airobotics to fly over densely populated areas of up to 3,000 people per square mile, and up to a height of 400 feet above surface level (asl) during all hours of the day and night, and without the pilot having to maintain eye contract with aircraft (BVLOS). The TC approval shall significantly expand the scope of the activities that the Airobotics System can perform and the aerial space where it can operate and may increase the demands of the Airobotics System and other services provided by Airobotics.

It is noted that this is an innovative approval, which to the best of Airobotics’ knowledge, to the extent approved, this will be one of the first time in the world that it would be granted to a mini UAV, and it is possible that Airobotics will be one of the first companies in the United States to receive this approval. It is also noted that in Israel, for example, this kind of approval has not yet been granted. To the best of Airobotics’ knowledge, there are a few more companies that began the process to receive the TC approval and Airobotics assesses that the amendment to Part 107 will cause many additional companies to commence the process to receive a TC approval. According to Airobotics’ assessment, the completion of the process for these companies will last many months (and even years).

Airobotics’ assessments in connection with the receipt of the TC approval by Airobotics and additional companies, and its impact on the demand for the Airobotics System and the services granted by Airobotics, are future-forward looking information, as defined in the Securities Law, which are not solely in Airobotics’ control. These assessments are based on the information currently in Airobotics’ possession and the process with the FAA and its forecasts with respect to future activities. These assessments may not realize, may realize partially or differently, or materially differ, to the extent that the regulatory proceeding conducted with the FAA shall not be completed or whose completion shall be delayed and/or if the TC approval shall not be obtained and/or if the approval shall be received under different terms and changes in Airobotics’ Field of Operations and/or technological difficulties and/or other regulatory restrictions and/or the realization of the risk factors, or any part thereof.

Approvals in Israel

Airobotics must receive the permits and licenses required to operate the Payloads it manufactures in Israel in accordance with the aviation regulation including an aerial operation license and special authorizations to operate the UAV System, for example, a flight aptitude certificate for clinical use and/or any permanent, special authorization certificate.

Airobotics has all the requisite aviation approvals required for its operations in Israel.

Approvals in Singapore

Airobotics must receive all permits in Singapore including an operator permit (OP) and activity permit (AP).

In the past, Airobotics received several approvals to fly the Airobotics System in Singapore, which include an approval for flights without the pilot’s eye contract (BVLOS) in a lowly densely populated area and flight approval with eye contract in a highly densely populated area.

As of this date, Airobotics’ operations in Singapore have ended and Airobotics no longer has any operations in there, Therefore its operating license has expired. If Airobotics’ operations in Singapore are renewed, it will be possible to renew the existing permits based on the extensive experience gained on flights in Singapore, as well as on the basis of the complex permits that Airobotics has already received in the past.

Approvals in the United Arab Emirates

In order to fly Mini UAVs for commercial purposes in the United Arab Emirates, the Payloads must be registered, and an operator permit, and operation permit must be received from the Federal Aviation Authority together with a ‘no objection letter’ form the local aviation authority. The total handling process for all the applications for the approvals is about two months.

In the past, Airobotics received all flight approvals required to perform demonstrations. In addition, the government body that operates Airobotics’ System in Dubai holds the required permit from the local aviation authority, to carry out no eye contact flights over a populated area

According to Airobotics’ assessments, it can receive additional approvals, that are required for additional operations, inter alia, based on the extensive air experience already acquired in the country, documents that prove the Airobotics System’s ability that will be submitted to the other authorities throughout the world and based on the accrued work experience with the local authorities in Dubai.

To the best of Airobotics’ knowledge, an additional regulatory process being conducted is material in the field of UAVs when determining international standards whose goal is to incorporate UAVs in the aerial space together with other users, inter alia, by embedding integration systems for the UAVs, for example, the UTM system, which was designed to monitor all the users in the aerial space, whereby, inter alia, anyone flying the drone shall be required to report to the control center and receive a permit, update the track, similar to the actions taken in the civilian manned aircraft market.

Airobotics’ assessments in connection with receipt of additional approvals in the countries in which it operates, are in the scope of future-forward looking information, as defined in the Securities Law, which are not solely in Airobotics’ control. These assessments are based on the information currently in Airobotics’ possession and its forecasts with respect to its future operation. These assessments may not realize, may realize partially or differently, or materially differ, due to changes in Airobotics’ Field of Operations and/or technological difficulties and/or regulatory constraints and/or the realization of all or any part of the risk factors.

Employees

As of June 30, 2022 and December 31, 2021, Airobotics had 41 and 53 employees, respectively.

Airobotics performs training and guidance to Airobotics’ employees, in general and to the employees who need different private training specifically. Airobotics also has certifications authorized by external regulatory authorities mainly in the field of aerial operation, manufacture and maintenance. Training is conducted at least once a year (yearly renewal) and additional dates according to the professional needs (for example, recruiting new employees, new appointments in Airobotics, changes in the protocols and technological changes or updated versions of Airobotics Systems).

Properties

Airobotics’ operations are mainly carried out in Airobotics’ offices, located at 8 Modi’in St., Segula Industrial Area, Petach Tikva, with a total built area of approx. 1,230 sq. m. and an adjacent yard with an area of approx. 900 sq. m., which Airobotics leases according to three lease agreements with the landlord. Each agreement is with respect to a section of the area and are in effect through December 31, 2023, February 28, 2024, and November 30, 2024, as the case may be.

In addition, Airobotics is leasing two properties in Houston, Texas, U.S. The area of the warehouse is approx. 230 sq. m. and is used to store Airobotics’ equipment and systems and a collaborative workspace that Airobotics leases on a monthly basis.

Legal Proceedings

Airobotics is not a party to any material legal proceedings.